UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2024

ConnectM Technology Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-41389 (Commission File Number)	87-2898342 (I.R.S. Employer Identification Number)

2 Mount Royal Avenue, Suite 550 Marlborough, Massachusetts (Address of principal executive offices)	01752 (Zip code)

617-395-1333
(Registrant’s telephone number, including area code)

Monterey Capital Acquisition Corporation
419 Webster Street
Monterey, California 93940
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CNTM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On July 12, 2024 (the “Closing Date”), ConnectM Technology Solutions, Inc., a Delaware corporation (f/k/a Monterey Capital Acquisition Corporation, “ConnectM,” the “Company,” “we,” “us” or “our”), consummated its previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated December 31, 2022 (as amended, the “Merger Agreement”), by and among the Company, Chronos Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and ConnectM Operations, Inc. (f/k/a ConnectM Technology Solutions Inc., “Legacy ConnectM”), following the approval at a special meeting of the stockholders of the Company held on July 10, 2024 (the “Special Meeting”).

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Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy ConnectM, with Legacy ConnectM surviving the merger as a wholly owned subsidiary of the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “business combination”). On the Closing Date, the Company changed its name from “Monterey Capital Acquisition Corporation” to “ConnectM Technology Solutions, Inc.”

In connection with the closing of the business combination (the “Closing”), and subject to the terms and conditions of the Merger Agreement, each outstanding share of Legacy ConnectM’s common stock and preferred stock was canceled and converted into the right to receive the number of shares of the Common Stock (as defined below) based on an exchange ratio equal to approximately 3.32 (the “Exchange Ratio”), and each outstanding Legacy ConnectM option and warrant was converted into an option or warrant, as applicable, to purchase a number of shares of Common Stock equal to (A) the number of shares of Common Stock subject to such option or warrant multiplied by (B) the Exchange Ratio (rounded down to the nearest whole share) at an exercise price per share equal to the current exercise price per share for such option or warrant divided by the Exchange Ratio (rounded up to the nearest whole cent). At the Closing, the Company issued (i) an aggregate of 14,422,449 shares of Common Stock to the stockholders of Legacy ConnectM, (ii) an aggregate of 473,922 shares of Common Stock were reserved for issuance upon valid exercise of stock options assumed by the Company at the Closing and held by the Legacy ConnectM option holders, (iii) an aggregate of 77,499 shares of Common Stock were reserved for issuance upon the valid exercise of warrants assumed by the Company and held by the Legacy ConnectM warrant holders, (iv) an aggregate of 750,000 warrants in the Company exercisable for an aggregate of 750,000 shares of Common Stock, subject to the payment of the applicable exercise price, to the Sponsor and (v) an aggregate of 920,000 shares of Common Stock to the holders of each right which was part of each unit issued by MCAC (as defined below) at the time of its initial public offering.

Furthermore, in connection with the business combination, (i) all 2,300,000 shares of the Company’s Class B common stock were converted, on a one-for-one basis, into an equivalent number of shares of Class A common stock at the Closing (ii) all shares of the Company’s Class A common stock were reclassified as “common stock, par value $0.0001 per share” of the Company (as so reclassified, “Common Stock”) and (iii) each of the holders of issued and outstanding rights of Monterey Capital Acquisition Corporation (“MCAC”) automatically received one tenth (1/10) of one share of Common Stock.

As of the open of trading on July 15, 2024, the Common Stock began trading on the Nasdaq Global Market under the symbol “CNTM.” The Company intends to list the warrants to purchase shares of Common Stock with an exercise price of $11.50 per share (the “Public Warrants”) on the OTC Market.

A description of the business combination and the terms of the Merger Agreement are included in the proxy statement/prospectus filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2024 (the “Proxy Statement/Prospectus”) in the section entitled “Proposal No. 1—The Business Combination Proposal.”

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The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement and the amendments thereto, copies of which are filed as Exhibits 2.1, 2.2 and 2.3 and each of which are incorporated herein by reference.

Item 1.01	Entry into a Material Definitive Agreement.

Indemnification Agreements

On the Closing Date, the Company entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements provide the directors and executive officers with certain contractual rights to indemnification and advancement for certain expenses, including reasonable attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s or an Affiliate of the Company’s (as defined in the applicable indemnification agreement) directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the request of the Company.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the form of indemnification agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

A&R Registration Rights Agreement

On the Closing Date, the Company entered into that certain Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”) with Monterrey Acquisition Sponsor, LLC (the “Sponsor”), certain prior stockholders of MCAC, certain stockholders of Legacy ConnectM, the Company’s officers, directors and holders of 10% or more of the Common Stock (all such counterparties, collectively, the “Reg Rights Holders”). The A&R Registration Rights Agreement amended and restated the Company’s Registration Rights Agreement dated May 10, 2022 (the “IPO Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, the Company will, within 30 days after the Closing, file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the Reg Rights Holders (the “Resale Registration Statement”), and the Company will use its reasonable best efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Resale Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the third (3rd) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review. In certain circumstances, the Reg Rights Holders can demand the Company’s assistance with underwritten offerings and block trades, and the Reg Rights Holders will be entitled to certain piggyback registration rights.

The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by the full text of the A&R Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

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Item 1.02	Termination of Material Definitive Agreement.

Effective as of the Closing, the parties to the IPO Registration Rights Agreement agreed to terminate the IPO Registration Rights Agreement and enter into the A&R Registration Rights Agreement. The information set forth in the “Introductory Note” and Item 1.01 is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference into this Item 2.01.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as the Company was immediately before the business combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the business combination unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this Current Report on Form 8-K and the documents incorporated by reference herein, regarding our future financial performance and our strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Current Report on Form 8-K. We caution you that the forward-looking statements contained herein are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

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In addition, we caution you that the forward-looking statements regarding the Company contained in or incorporated by reference into this Current Report on Form 8-K are subject to the following risk factors:

•	the Company operates in the early-stage market of decarbonization, electrification, and energy efficiency (“DE2”) adoption, has a history of losses and expects to incur significant ongoing expenses;

•	the Company’s management has no experience in operating a public company;

•	the Company has identified material weaknesses in its internal control over financial reporting and if it is unable to remediate these material weaknesses, or if the Company identifies additional material weaknesses in the future or otherwise fails to maintain an effective internal control over financial reporting, this may result in material misstatements of the Company’s consolidated financial statements or cause the Company to fail to meet its periodic reporting obligations;

•	the Company’s growth strategy depends on the widespread adoption of DE2 Services;

•	if the Company cannot compete successfully against other DE2 Service Providers, it may not be successful in developing its operations and its business may suffer;

•	with respect to providing electricity on a price-competitive basis, solar systems face competition from traditional regulated electric utilities, from less-regulated third party energy service providers and from new renewable energy companies;

•	the Company’s market is characterized by rapid technological change, which requires it to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and its financial results;

•	developments in alternative technologies may materially adversely affect demand for the Company’s offerings; and

•	the possibility that we may be adversely affected by other economic, business or competitive factors and may not be able to manage other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section entitled “Risk Factors,” which is incorporated herein by reference.

We caution you that the foregoing list does not contain all of the risks or uncertainties that could affect the Company.

Business and Properties

The business and properties of Legacy ConnectM (now operating as ConnectM Operations, Inc.) and the Company prior to the business combination are described in the Proxy Statement/Prospectus in the sections entitled “Summary of the Proxy Statement—The Parties to the Business Combination—Monterey Capital Acquisition Corporation,” “Summary of the Proxy Statement—The Parties to the Business Combination—ConnectM Technology Solutions, Inc.,” “Information About MCAC” and “Business of ConnectM,” in each case, of the Proxy Statement/Prospectus, which are incorporated herein by reference.

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The Company’s investor relations website is located at investors.connectm.com. The Company uses its investor relations website to post important information for investors, including news releases, analyst presentations, and supplemental financial information, and as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s investor relations website, in addition to reviewing press releases, SEC filings and public conference calls and webcasts. The Company expects to make available, free of charge, on its investor relations website under the SEC Filings tab, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports as soon as reasonably practicable after electronically filing or furnishing those reports to the SEC.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section entitled “Risk Factors” of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Historical Audited Financial Information

The historical audited condensed financial statements of Legacy ConnectM as of and for the years ended December 31, 2023 and December 31, 2022 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-54 and are incorporated herein by reference.

Unaudited Condensed Financial Statements

The unaudited condensed financial statements as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 of Legacy ConnectM set forth in Exhibit 99.1 hereto are incorporated herein by reference and have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC. The unaudited financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of the Company’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited condensed financial statements should be read in conjunction with the historical audited condensed financial statements of Legacy ConnectM as of and for the years ended December 31, 2023 and December 31, 2022 and the related notes included in the Proxy Statement/Prospectus beginning on Page F-54 and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ConnectM” set forth in the Proxy Statement/Prospectus, each of which is incorporated by reference elsewhere in this Current Report on Form 8-K.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of the Company as of and for the three months ended March 31, 2024 and for the year ended December 31, 2023 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operations of Legacy ConnectM prior to the business combination is set forth in Exhibit 99.3 hereto, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding the beneficial ownership of Common Stock as of the Closing Date by:

•	each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock;

•	each of the Company’s named executive officers and directors; and

•	all of the executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Common Stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

Unless otherwise indicated, the Company believes that each beneficial owner named in the table below has the sole voting and investment power with respect to all shares of Common Stock beneficially owned by such beneficial owner and the business address of each of the following entities or individuals is 2 Mount Royal Avenue, Suite 550, Marlborough, Massachusetts 01752.

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Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Greater than Five Percent Holders
Bhaskar Panigrahi(1)	3,968,145	18.8%
Win-Light, Capital, Co.	1,995,126	9.4%
Person and entities affiliated with Monterrey Acquisition Sponsor, LLC(2)	5,415,000	21.7%
Entities affiliated with Meteora Special Opportunity Fund(3)	3,288,466	15.6%

Directors and Named Executive Officers
Bala Padmakumar(2)	5,415,000	21.7%
Bhaskar Panigrahi(1)	3,968,145	18.8%
Girish Subramanya	431,775	2.0%
Kevin Stateham(4)	24,910	*
Mahesh Choudhury(5)	77,619	*
Gautam Barua	—	—
Kathy Cuocolo	25,000	*
Stephen Markscheid	25,000	*
All Directors and Executive Officers as a Group(6) (10 Individuals)	9,967,449	39.8%

*Less than 1%

(1)	Consists of (i) 3,585,660 shares held by Avanti Holdings LLC, (ii) 254,647 shares held by Mr. Panigrahi and (iii) 127,838 shares held by Southwood Partners LP. Mr. Panigrahi is a controlling equityholder of Avanti Holdings LLC and general partner of Southwood Partners LP. Therefore, Mr. Panigrahi may be deemed to have voting power and dispositive power over the shares held by Avanti Holdings LLC and Southwood Partners LP. Mr. Panigrahi disclaims any beneficial ownership of the shares held by Avanti Holdings LLC and Southwood Partners LP other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(2)	Monterrey Acquisition Sponsor, LLC, the Sponsor, is the record holder of the securities reported herein. Bala Padmakumar is the managing member of the Sponsor. Mr. Padmakumar shares voting and dispositive power over the founder shares held by the Sponsor and may be deemed to beneficially own such shares. Bala Padmakumar, Daniel Davis, and Vivek Soni are each members of the Sponsor. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. 3,790,000 of the 5,415,000 shares listed are issuable pursuant to warrants that are exercisable for shares of the Company’s Common Stock. The business address for the Sponsor is c/o Monterey Capital Acquisition Corporation, 419 Webster Street, Monterey, CA 93940.

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(3)	In connection with the execution of the Merger Agreement, MCAC and Meteora Special Opportunity Fund (“Meteora”), entered into the Forward Purchase Agreement for a Forward Purchase Transaction. Pursuant to the terms of the Forward Purchase Agreement, on the Closing Date Meteora purchased 3,288,466 shares of MCAC Class A Common Stock from holders of MCAC Class A Common Stock (other than MCAC or affiliates of MCAC), including from those who have elected to redeem shares of MCAC Class A Common Stock pursuant to the redemption rights set forth in the Current Charter in the open market through a broker shares. The business address for Meteora is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(4)	Consists of 24,910 shares issuable pursuant to stock options exercisable within 60 days of July 12, 2024.

(5)	Consists of 77,619 shares issuable pursuant to stock options exercisable within 60 days of July 12, 2024.

(6)	Includes (i) an aggregate of 6,074,920 shares of Common Stock held by executive officers and directors, (ii) an aggregate of 3,790,000 shares of Common Stock underlying warrants held by executive officers and directors and (iii) 102,529 shares of Common Stock underlying options held by executive officers and directors.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers following the Closing of the business combination is set forth in the Proxy Statement/Prospectus in the section entitled “Management After the Merger” of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Independence of Directors

Information with respect to the independence of the directors of the Company following the Closing of the business combination is set forth in the Proxy Statement/Prospectus in the section entitled “Management After the Merger—Director Independence” of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

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Committees of the Board of Directors

Information with respect to the composition of the committees of the board of directors of the Company (the “Board”) immediately after the Closing of the business combination is set forth in the Proxy Statement/Prospectus in the section entitled “Management After the Merger—Committees of the Board of Directors” of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Executive Compensation

Information with respect to the compensation of the named executive officers of the Company is set forth in the Proxy Statement/Prospectus in the section entitled “ConnectM’s Executive and Director Compensation” of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

Director Compensation

A description of the compensation of the board of directors of Legacy ConnectM before the consummation of the business combination is set forth in the Proxy Statement/Prospectus section entitled “ConnectM’s Executive and Director Compensation—Director Compensation” of the Proxy Statement/Prospectus, and that information is incorporated herein by reference.

A description of the compensation of the Board after the consummation of the business combination is set forth under Item 5.02 of this Current Report on Form 8-K and is incorporated herein by reference.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company and Legacy ConnectM are described in the Proxy Statement/Prospectus in the section entitled “Certain Relationships and Related Party Transactions” of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Legal Proceedings

From time to time, we may become involved in litigation or other legal proceedings. Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus entitled “Business of ConnectM—Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The information set forth in the section of the Proxy Statement/Prospectus entitled “Trading Market and Dividends” is incorporated herein by reference with the exception of the information under “Combined Company—Nasdaq Stock Market Listing.”

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MCAC’s Class A Common Stock, Warrants, units (consisting of one share of Class A Common Stock, one warrant and one right to receive one-tenth (1/10) of one share of MCAC Class A Common Stock, the “Units”) and Rights were historically quoted on the Nasdaq Global Market under the symbols “MCAC,” “MCACW,” “MCACU” and “MCACR” respectively. In connection with the Closing, the Rights converted into an aggregate of 920,000 shares of Common Stock and no longer trade as a security and any remaining Units automatically separated into the component securities and, as a result, no longer trade as a separate security. On July 15, 2024, the Common Stock began trading on the Nasdaq Global Market under the new trading symbol “CNTM.” As of the Closing Date, there were 104 record holders of ConnectM Common Stock. As of the Closing Date, there were 21,124,056 shares of Common Stock outstanding.

Equity Compensation Plan Information

The following table provides certain information about Common Stock that may be issued under our existing equity compensation plans. As of the Closing Date, there were 473,922 shares of Common Stock authorized for issuance under the ConnectM Technology Solutions, Inc. 2019 Equity Incentive Plan (the “2019 Plan”) which our stockholders approved on March 22, 2019. As of the Closing Date, there were also 2,113,405 shares of Common Stock authorized for issuance under the ConnectM Technology Solutions, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) which our stockholders approved on July 10, 2024 in connection with the business combination and which became effective immediately upon the Closing.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by stockholders	473,922	$0.50	2,113,405

(1)	The maximum aggregate number of shares of Common Stock that may be issued under the 2023 Plan will be increased automatically on January 1 of each year during the term of the 2023 Plan by a number equal to the lesser of (i) 4% of the shares of common stock outstanding on December 31 of the prior year, or (ii) a smaller number of shares as determined by the board of directors of ConnectM . The maximum number of shares of common stock with respect to which incentive stock options may be granted under the 2023 Plan shall be equal to 100,000,000 shares.

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Dividends

The payment of cash dividends on Common Stock in the future will be dependent upon the revenues and earnings, if any, capital requirements and general financial condition of the Company. In addition, the Company’s ability to pay cash dividends may be limited by covenants of any indebtedness or other contractual limitations of the Company or its subsidiaries. The payment of any cash dividends on Common Stock will be within the discretion of the Board. The Board is not currently contemplating and does not anticipate declaring dividends on Common Stock in the foreseeable future.

Recent Sales of Unregistered Securities

Certain sales of unregistered securities by Legacy ConnectM are described in the Proxy Statement/Prospectus in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ConnectM—Secured Promissory Notes” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ConnectM—Convertible Notes” of the Proxy Statement/Prospectus, which is incorporated herein by reference.

In October 2021, Legacy ConnectM completed the private placement of 142,730 shares of Legacy ConnectM preferred stock, par value $0.0001 per share, designated as Series B-2 Preferred Stock for an aggregate offering price of $1.1 million.

From January 2022 to February 2022, Legacy ConnectM completed a private placement 157,000 shares of Legacy ConnectM preferred stock, par value $0.0001 per share, designated as Series B-2 Preferred Stock for an aggregate offering price of $1.2 million.

In January 2022, Legacy ConnectM issued 31,746 shares of Legacy ConnectM common stock, par value $0.0001 per share (the “Legacy Common Stock”), as partial consideration in connection with Legacy ConnectM’s acquisition of a company at a valuation of $6.30 per share of Legacy ConnectM Common Stock.

In January 2022, Legacy ConnectM issued promissory notes for an aggregate principal amount of $400,000 which accrue interest at a simple annual rate of 5.0% and mature December 31, 2026.

In January 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $250,000 which accrues interest at a simple annual rate of 5.0% and matures December 31, 2027. As of the date of this filing, this note is no longer outstanding.

In February 2022, Legacy ConnectM issued 23,334 warrants to purchase shares of Legacy ConnectM Common Stock with an exercise price of $12 per share.

In February 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $600,000 which accrues interest at a simple annual rate equal to the minimum applicable federal rate of interest plus 3.0% as of February 28, 2022 and matures February 28, 2025.

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In May 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $649,000 which accrues interest at a simple annual rate of 6.0% and matures July 1, 2026.

In August 2022, Legacy ConnectM issued 5,000 shares of Legacy ConnectM Common Stock as consideration in connection with Legacy ConnectM’s acquisition of a company at a valuation of $7.71 per share of Legacy ConnectM Common Stock.

In November 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $500,000 which accrues interest at a simple annual rate of 18.0% and is to mature on August 27, 2024.

In December 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $900,000 which accrues interest at a simple annual rate of 6.0% and matures February 1, 2028.

In December 2022, Legacy ConnectM issued a promissory note for an aggregate principal amount of $370,000 which accrues interest at the rate of $4,000 per month.

In December 2023, Legacy ConnectM issued 5,000 shares of Legacy ConnectM Common Stock as compensation to an employee at a valuation of $1.66 per share of Legacy ConnectM Common Stock.

From April 2024 to June 2024, Legacy ConnectM issued promissory notes for an aggregate principal amount of $2.55 million which accrue interest at a simple annual rate between 20.0% and 24.0% and will mature either 15 days after the business combination or between August 15, 2024 and May 31, 2025.

On the Closing Date, the Sponsor converted $750,000 of certain convertible promissory notes by and between Sponsor and the Company into 750,000 warrants to purchase Common Stock at an exercise price of $11.50 per share.

All of the aforementioned issuances of securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Sections 4(a)(2) or 3(a)(9) of the Securities Act.

Description of the Company’s Securities

The description of the Company’s securities is set forth in the section of the Proxy Statement/Prospectus entitled “Description of New ConnectM Securities”, and that information is incorporated herein by reference with the exception of text under the section titled “—Listing of Common Stock.”

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Common Stock

Immediately following the Closing, the Company’s authorized capital stock consisted of 110,000,000 shares of capital stock, $0.0001 par value per share, consisting of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.0001 par value per share. No shares of preferred stock were issued and outstanding immediately after the business combination. The Common Stock is listed on the Nasdaq Global Market under the symbol “CNTM.”

Warrants

Each warrant that entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed in the Proxy Statement/Prospectus, is exercisable, subject to certain terms and conditions, any time after the Closing Date and will expire on fifth anniversary of the Closing Date, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under “Indemnification Agreements” is incorporated herein by reference into this Item 2.01.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On the Closing Date, the Nasdaq Global Market filed a Form 25 to delist the units and rights from the Nasdaq Stock Market. On July 15, 2024, the Company filed a Form 25 to voluntarily delist its Public Warrants from the Nasdaq Stock Market. The Company intends to list the Public Warrants on the OTC Market.

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Item 3.03	Material Modification to Rights of Security Holders.

On the Closing Date and in connection with the consummation of the business combination, the Company adopted the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain material modifications to the Company’s authorized capital stock, shareholder voting rights, composition of the Board, and nomination, liability, indemnification, and removal of directors. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections entitled “Description of New ConnectM Securities” “The Charter Amendment Proposal” and “The Advisory Charter Amendment Proposals” each which is incorporated herein by reference with the exception of text under the section titled “Description of New ConnectM Securities—Listing of Common Stock”.

The foregoing descriptions of the modifications to the rights of security holders pursuant to the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not purport to be complete and are qualified in their entirety by the full text of the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 5.01	Changes in Control of the Registrant.

The information set forth under in the sections titled “Proposal No. 1—The Business Combination Proposal” of the Proxy Statement/Prospectus and the “Introductory Note” and Item 2.01 in this Current Report on Form 8-K are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the sections entitled “Directors and Executive Officers,” “Executive Compensation” “Director Compensation,” “Independence of Directors” “Indemnification of Directors and Officers,” “Committees of the Board” and “Certain Relationships and Related Party Transactions” in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Employment Letters

There are no employment agreements or offer letters for the Company’s named executive officers.

2019 Equity Incentive Plan

A description of the provisions of the 2019 Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2019 Plan. A copy of the 2019 Plan has been filed with the Securities and Exchange Commission with this Current Report on Form 8-K and is attached hereto as Exhibit 10.3.

15

Administration

The Board intends to appoint the compensation committee of the Board (the “Committee”) to administer the 2019 Plan. Any reference to the Committee shall be deemed a reference to the Board for any time prior to such appointment by the Board. To the extent required by applicable law, rule, or regulation, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, and (b) an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision. In connection with the Closing and the adoption of the 2023 Plan, no further awards will be granted under the 2019 Plan, however, the 2019 Plan shall continue to govern the terms of any awards granted thereunder.

The Committee is authorized to, among other things: (a) adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the 2019 Plan as it shall consider advisable from time to time, (b) interpret the provisions of the 2019 Plan and any award granted pursuant to it, (c) determine the number of shares subject to and exercise price for each option award issued under the 2019 Plan, the term of the option, and any other conditions and limitations applicable to the exercise of the option and the holding of any shares acquired upon exercise of the option (d) to decide all disputes arising in connection with the 2019 Plan, and (e) adopt sub-plans. The Committee may from time to time establish one or more sub-plans under the 2019 Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The decisions and interpretations of the Committee shall be binding on all parties.

Unless otherwise expressly provided in the 2019 Plan, all determinations, interpretations and other decisions under or with respect to the 2019 Plan or any award or any documents evidencing awards granted pursuant to the 2019 Plan are within the sole discretion of the Committee, may be made at any time and are final, conclusive, and binding upon all persons or entities, including, without limitation, the Company, any Participant (as defined below) and any holder or beneficiary of any award and any of the Company’s stockholders. The Committee has made grants of Stock Option Awards (incentive stock options or nonqualified stock options) to Eligible Persons (defined below) pursuant to terms and conditions set forth in the applicable award agreement, including, subjecting such awards to performance goals listed in the 2019 Plan.

Eligible Shares

The maximum aggregate number of shares of Common Stock that may be issued pursuant to awards granted under the 2019 Plan is 473,922 shares, which is the number of shares underlying awards currently outstanding under the 2019 Plan. Shares issued under the 2019 Plan may consist in whole or in part of authorized but unissued shares or treasury shares. The maximum aggregate number of shares of Common Stock that may be issued pursuant to awards of incentive stock options granted under the 2019 Plan is 473,922 shares.

Eligible Participants

Directors, executive officers, employees, consultants, advisers, independent contractors and other service providers of the Company who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company (or an Affiliate) (each, an “Eligible Person”) were permitted to participate (a “Participant”) under the 2019 Plan. Participants who were not employees of the Company were not permitted to be granted incentive stock options. As of the closing date, 473,922 shares have been issued under the 2019 Plan.

16

Options

The holder of an option will be entitled to purchase a number of shares of Common Stock at a specified exercise price during a specified time period, all as determined by the Committee. The Committee was permitted to grant non-qualified stock options and incentive stock options (“Options”) to Eligible Persons, provided that only employees were permitted to be granted incentive stock options. The exercise price for each Option (other than in the case of Options that are substitute awards) was determined by the Committee in its sole discretion. However, for incentive stock options, the exercise price was not less than 100% of the fair market value of the shares subject to the Option on the grant date; provided, however, that if on the grant date the Participant (together with persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) owned stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate (“10% Shareholder”), the exercise price was not less than 110% of the fair market value on the grant date of the shares subject to the Option. Incentive stock options may not be exercised after the expiration of ten years from the grant date; provided, however, that if the Option was granted to a Participant who is a 10% Shareholder, the incentive stock option may not be exercised after the expiration of five years from the grant date. An Option granted pursuant to the 2019 Plan shall be presumed to be a nonqualified stock option unless expressly designated an incentive stock option in the applicable award agreement.

The purchase price for the shares as to which an Option is exercised may be paid in whole or in part, to the extent permitted by law, either (a) in cash or by check or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, including: (i) a promissory note that (x) bears interest at a rate determined by the Committee to be a fair market rate for the individual Participant at the time the shares are issued, (y) is full recourse (including with respect to the payment of interest) to the Participant, and (z) contains such other terms as may be determined by the Committee (and, if required by applicable law, delivery by the Participant of cash or check in an amount equal to the aggregate par value of the shares purchased); (ii) shares, including restricted stock, valued at their fair market value on the date of exercise; (iii) by any combination of the foregoing methods; or (iv) in any other form of legal consideration that may be acceptable to the Committee.

Effect of Certain Corporate Transactions and Events

In the event of any Change in Control (as defined in the 2019 Plan), subject to the terms in any particular award agreement, the Committee, may, in its sole discretion, cause any award to (i) accelerate the exercisability of any outstanding Options, (ii) require the exercise of any outstanding Options, to the extent then exercisable, within a specified number of days, at the end of which period such Options shall terminate, (iii), cause and acquiring or surviving entity to grant replacement awards having such terms and conditions as the Committee deems appropriate in its sole discretion (iv) terminate any outstanding Options and make such payments as the Committee determines to be appropriate in its sole discretion, upon which termination such Options shall immediately cease to have any further force or effect, (v) repurchase (or cause the surviving or acquiring entity to purchase) any shares of restricted stock for such amounts, if any, as the Committee determines to be appropriate, upon which purchase the holder of such shares shall surrender such shares to the purchaser, or (vi) take any combination (or none) of the foregoing actions.

17

Nontransferability of Awards

Unless otherwise set forth in the applicable award agreement, awards will not be transferable or assignable by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or any of its subsidiaries.

Vesting Requirements

The vesting, exercisability, payment and other restrictions applicable to an award (which may include, without limitation, restrictions on transferability or provision for mandatory resale to the Company) was determined by the Committee and set forth in the applicable award agreement. Notwithstanding the foregoing and except as provided in an applicable award agreement, the Committee may accelerate (i) the vesting or payment of any award, (ii) the lapse of restrictions on any award, and (iii) the date on which any award first becomes exercisable.

Amendment and Termination

The Committee may amend, suspend or terminate the 2019 Plan at any time, subject to shareholder approval to the extent required by applicable law or regulation or the listing standards of any market or stock exchange on which the Common Stock is primarily traded at the time, provided no amendment, suspension or termination of the Plan shall materially adversely affect the rights of a Participant without the Participant’s consent. The Committee may modify, amend or terminate any outstanding award, including, without limitation, substituting therefor another award of the same or a different type, changing the date of exercise or realization and converting an incentive stock option to a nonqualified stock option; provided, however, that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially adversely affect the Participant. Notwithstanding the foregoing, the Committee may amend the terms of any one or more awards if necessary to maintain the qualified status of an award as an incentive stock option or to increase the likelihood of exemption from or compliance with the provisions of Code Section 409A without the Participant’s consent. In connection with the Closing and the adoption of the 2023 Plan, no further awards will be granted under the 2019 Plan, however, the 2019 Plan shall continue to govern the terms of any awards granted thereunder.

Section 162(m) of the Internal Revenue Code

As a general rule, the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the Participant, except to the extent the deduction limits of Section 162(m) of the Code apply. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to any “covered employee” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. It is possible that compensation attributable to awards under the 2019 Plan may cause this limitation to be exceeded in any particular year.

18

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2019 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to Participants, who should consult their own tax advisors.

Non-Qualified Options.   The grant of a nonqualified stock option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified stock option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of the shares acquired pursuant to the exercise of a non-qualified stock option, the grantee will recognize taxable capital gain or loss, measured by the excess of the amount realized on the disposition of the shares over the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m), the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income upon the exercise of the option.

Incentive Stock Options.   The grant of an incentive stock option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “Holding Period Requirement”). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an incentive stock option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Company or its subsidiary from the date the incentive stock option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the Holding Period Requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the Company’s compliance with Section 162(m) and to certain reporting requirements.

Section 409A.   Awards granted under the 2019 Plan will be intended to either be exempt from or comply with Section 409A of the Internal Revenue Code. To the extent a grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the 2019 Plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% additional tax.

19

The foregoing description of the 2019 Plan is qualified in its entirety by the full text of the 2019 Plan, which is filed as Exhibit 10.3, and incorporated herein by reference.

2023 Equity Incentive Plan

As previously disclosed in the Proxy Statement/Prospectus, the 2023 Plan was approved, subject to stockholder approval, by the Company’s board of directors on December 22, 2022. The stockholders of the Company considered and approved the 2023 Plan at the Special Meeting and the 2023 Plan became effective immediately upon the Closing.

A description of the 2023 Plan is included in the Proxy Statement/Prospectus in the section entitled “Proposal No. 5—The Incentive Plan Proposal” of the Proxy Statement/Prospectus, which is incorporated herein by reference. The foregoing description of the 2023 Plan is qualified in its entirety by the full text of the 2023 Plan, which is filed as Exhibit 10.4, and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Closing, on July 10, 2024, the Board considered and adopted, effective as of July 12, 2024, a new Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all directors, officers and employees of the Company and its subsidiaries, as well as certain other individuals that may be designated from time to time by the Company. The foregoing description of the Code of Ethics is qualified in its entirety by the full text of the Code of Ethics, which is available on the investor relations page of the Company’s website.

Item 5.06	Change in Shell Company Status

As a result of the business combination, which fulfilled the definition of a business combination as required by the Amended and Restated Certificate of Incorporation, as amended, of the Company, as in effect immediately prior to the Closing, the Company ceased to be a shell company (as defined in Rule 12b-2 of the Exchange Act) as of the Closing. A description of the business combination and the terms of the Merger Agreement are included in the Proxy Statement/Prospectus in the sections entitled “Proposal No. 1—The Business Combination Proposal”, the information set forth under the “Introductory Note” and in the information set forth under Item 2.01 in this Current Report on Form 8-K, which are incorporated herein by reference.

20

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The historical audited condensed financial statements of Legacy ConnectM as of and for the years ended December 31, 2023 and December 31, 2022 and the related notes are included in the Proxy Statement/Prospectus beginning on page F-54 and are incorporated herein by reference.

The unaudited condensed financial statements of Legacy ConnectM as of March 31, 2024 and for the three months ended March 31, 2023 and 2022 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of the Company as of and for the three months ended March 31, 2024 and for the year ended December 31, 2023 is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(c)	Exhibits.

See the Exhibit index below, which is incorporated herein by reference.

21

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 18, 2024

CONNECTM TECHNOLOGY SOLUTIONS, INC.

By:	/s/ Bhaskar Panigrahi
Name:	Bhaskar Panigrahi
Title:	Chief Executive Officer

22

			Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
2.1#	Agreement and Plan of Merger dated as of December 31, 2022, by and among Monterey Capital Acquisition Corporation, Chronos Merger Sub, Inc. and Legacy ConnectM.	8-K	001-41389	2.1	1/3/2023

2.2	First Amendment to the Agreement and Plan of Merger dated as of October 12, 2023, by and among Monterey Capital Acquisition Corporation, Chronos Merger Sub, Inc. and Legacy ConnectM.	8-K	001-41389	2.1	10/16/2023

2.3	Second Amendment to the Agreement and Plan of Merger dated as of April 12, 2024, by and among Monterey Capital Acquisition Corporation, Chronos Merger Sub, Inc. and Legacy ConnectM.	8-K	001-41389	2.1	4/12/2024

3.1	Second Amended and Restated Certificate of Incorporation of ConnectM Technology Solutions, Inc.

3.2	Amended and Restated Bylaws of ConnectM Technology Solutions, Inc.

4.1	Specimen common stock certificate.

4.2	Warrant Agreement, dated May 10, 2022, by and between Continental Stock Transfer & Trust Company and Monterey Capital Acquisition Corporation.	8-K	001-41389	4.1	5/16/2022

10.1+	Form of Indemnification Agreement of ConnectM Technology Solutions, Inc.

10.2#	Amended and Restated Registration Rights Agreement, dated July 12, 2024.

10.3+	Legacy ConnectM 2019 Equity Incentive Plan.

10.4+	ConnectM Technology Solutions, Inc. 2023 Equity Incentive Plan.

10.5	Letter Agreement, dated May 10, 2022, by and among Monterey Capital Acquisition Corporation and certain security holders, officers and directors of Monterey Capital Acquisition Corporation.	8-K	001-41389	10.1	5/16/2022

10.6	Private Placement Warrant Purchase Agreement, dated May 10, 2022, by and between Monterey Capital Acquisition Corporation and Monterrey Acquisition Sponsor, LLC.	8-K	001-41389	10.4	5/16/2022

10.7	Standard Form Commercial Lease, dated as of October, 2022, by and between Sunrise Nominee Trust and Aurai LLC (f/k/a ConnectM Technologies, LLC) (dba Bourque Heating and Cooling Co. Inc.).	S-4	333-276182	10.10	12/21/2023

23

			Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
10.8	Standard Form Commercial Lease, dated as of February 25, 2018, by and between Maplewood Cutter, LLC and Cazeault Solar & Home LLC, as amended by that certain Letter, dated as of June 8, 2022, by and between Maplewood Cutter, LLC and Cazeault Solar & Home LLC.	S-4	333-276182	10.11	12/21/2023

10.9	Lease, dated as of October 31, 2006, by and between Hovey Realty Corporation and Cazeault Solar & Home LLC.	S-4	333-276182	10.12	12/21/2023

10.10	Commercial Lease, dated as of May 1, 2019, by and between CB Equities Mt Royal LLC and Legacy ConnectM.	S-4	333-276182	10.14	12/21/2023

10.11	Leave and License Agreement, dated September 30, 2020, by and between Sree Ramulu Raju and ConnectM Technology Solutions Private Limited.	S-4	333-276182	10.15	12/21/2023

10.12	Rental Agreement, dated December 1, 2021, by and between Rajesh S. Gowda and ConnectM Technology Solutions Private Limited.	S-4	333-276182	10.16	12/21/2023

10.13	Lease Agreement dated April 3, 2023, by and between AirFlow Service Company, Inc. and Wellington Business Center LLC.	S-4	333-276182	10.17	12/21/2023

10.14	Warehouse & Fulfillment Services Agreement, dated December 27, 2016, by and between Vnetek Communications, LLC dba Northeast 3PL and Legacy ConnectM.	S-4	333-276182	10.18	12/21/2023

10.15	Promissory Note, dated February 22, 2022, issued by Legacy ConnectM, in favor of Arumilli LLC.	S-4	333-276182	10.19	12/21/2023

10.16	Promissory Note, dated February 22, 2022, issued by Legacy ConnectM, in favor of SriSid LLC.	S-4	333-276182	10.20	12/21/2023

10.17	Secured Subordinated Promissory Note, dated May 18, 2021, issued by ConnectM Babione LLC in favor of Douglas Pence.	S-4	333-276182	10.21	12/21/2023

10.18	Promissory Note, dated May 31, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Solutions LLC) in favor of George A. Neighoff.	S-4	333-276182	10.22	12/21/2023

10.19	Secured Subordinated Promissory Note, dated February 28, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Solutions LLC) in favor of Robert G. Bourque and Lise Bourque.	S-4	333-276182	10.23	12/21/2023

24

			Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
10.20	Secured Subordinated Promissory Note, dated January 24, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Services, LLC) in favor of Timothy Sanborn.	S-4	333-276182	10.25	12/21/2023

10.21	Secured Subordinated Promissory Note, dated January 24, 2022, issued by Aurai LLC (f/k/a ConnectM Technology Services, LLC) in favor of Russell Cazeault.

10.22	Loan Authorization and Agreement, Small Business Administration Loan #8512657807, Application #3302062637, Doc #L-01-2884676-01, dated July 30, 2021, amending that certain Loan Authorization and Agreement, Small Business Administration Loan #8512657807, Application #3302062637, Doc #L-01-2884676-01, dated June 5, 2020, by and between Legacy ConnectM and the Small Business Administration.	S-4	333-276182	10.27	12/21/2023

10.23	Management Services Agreement, dated January 24, 2022, by and between Cazeault Solar & Home, LLC and Timothy J. Sanborn.	S-4	333-276182	10.37	12/21/2023

10.24	Promissory Note, dated August 22, 2023, issued by Monterey Capital Acquisition Corporation in favor of Legacy ConnectM.	S-4	333-276182	10.39	12/21/2023

10.25	Promissory Note, dated October 23, 2023, issued by Monterey Capital Acquisition Corporation in favor of Legacy ConnectM.	S-4	333-276182	10.40	12/21/2023

10.26	Promissory Note, dated November 16, 2023, issued by Monterey Capital Acquisition Corporation in favor of Legacy ConnectM.	S-4	333-276182	10.41	12/21/2023

10.27	Promissory Note, dated January 24, 2023, issued by Legacy ConnectM in favor of Arumilli LLC.	S-4/A	333-276182	10.44	3/25/2024

10.28	Promissory Note, dated March 1, 2023, issued by Legacy ConnectM in favor of SriSid LLC.	S-4/A	333-276182	10.45	3/25/2024

10.29	Promissory Note, dated April 10, 2023, issued by Legacy ConnectM in favor of SriSid LLC.	S-4/A	333-276182	10.46	3/25/2024

10.30	Promissory Note, dated May 3, 2023, issued by Legacy ConnectM in favor of Sreenivasa Rao Nalla.	S-4/A	333-276182	10.47	3/25/2024

10.31	Promissory Note, dated May 5, 2023, issued by Legacy ConnectM in favor of Ashish Kulkarni.	S-4/A	333-276182	10.48	3/25/2024

10.32	Promissory Note, dated July 18, 2023, issued by Legacy ConnectM in favor of Arumilli LLC.	S-4/A	333-276182	10.49	3/25/2024

10.33	Promissory Note, dated July 26, 2023, issued by Legacy ConnectM in favor of Arumilli LLC.	S-4/A	333-276182	10.50	3/25/2024

25

			Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
10.34	Promissory Note, dated August 2, 2023, issued by Legacy ConnectM in favor of Arumilli LLC.	S-4/A	333-276182	10.51	3/25/2024

10.35	Promissory Note, dated August 2, 2023, issued by Legacy ConnectM in favor of SriSid LLC.	S-4/A	333-276182	10.52	3/25/2024

10.36	Promissory Note, dated September 15, 2023, issued by Legacy ConnectM in favor of SriSid LLC.	S-4/A	333-276182	10.53	3/25/2024

10.37	Promissory Note, dated September 25, 2023, issued by Legacy ConnectM in favor of SriSid LLC.	S-4/A	333-276182	10.54	3/25/2024

10.38	Promissory Note, dated October 19, 2023, issued by Legacy ConnectM in favor of SriSid LLC.	S-4/A	333-276182	10.55	3/25/2024

10.39	Promissory Note, dated October 27, 2023, issued by Legacy ConnectM in favor of SriSid LLC.	S-4/A	333-276182	10.56	3/25/2024

10.40	Promissory Note, dated November 9, 2023, issued by Legacy ConnectM in favor of SriSid LLC.	S-4/A	333-276182	10.57	3/25/2024

10.41	Promissory Note, dated November 10, 2023, issued by Legacy ConnectM in favor of Arumilli LLC.	S-4/A	333-276182	10.58	3/25/2024

10.42	Promissory Note, dated November 13, 2023, issued by Legacy ConnectM in favor of Ashish Kulkarni.	S-4/A	333-276182	10.59	3/25/2024

10.43	Promissory Note, dated December 15, 2023, issued by Legacy ConnectM in favor of Arumilli LLC.	S-4/A	333-276182	10.60	3/25/2024

10.44	Promissory Note, dated December 15, 2023, issued by Legacy ConnectM in favor of SriSid LLC.	S-4/A	333-276182	10.61	3/25/2024

10.45	Promissory Note, dated April 10, 2024, issued by Legacy ConnectM in favor of Arumilli LLC.

10.46	Promissory Note, dated April 23, 2024, issued by Legacy ConnectM in favor of SriSid LLC.

10.47	Promissory Note, dated May 6, 2024, issued by Legacy ConnectM in favor of SriSid LLC.

10.48	Promissory Note, dated May 8, 2024, issued by Legacy ConnectM in favor of SriSid LLC.

10.49	Promissory Note, dated May 16, 2024, issued by Legacy ConnectM in favor of SriSid LLC.

10.50	Promissory Note, dated May 20, 2024, issued by Legacy ConnectM in favor of SriSid LLC.

10.51	Promissory Note, dated June 1, 2024, issued by Legacy ConnectM in favor of Dinesh Tanna.

10.52	Promissory Note, dated June 10, 2024, issued by Legacy ConnectM in favor of Ashish Kulkarni.

10.53	Promissory Note, dated June 17, 2024, issued by Legacy ConnectM in favor of Satish K Tadikonda Trust.

26

Incorporated by Reference
Exhibit	Description	Schedule/Form	File Number	Exhibits	Filing Date
10.54	Promissory Note, dated June 17, 2024, issued by Legacy ConnectM in favor of Kanu Patel.

10.55	Promissory Note, dated June 20, 2024, issued by Legacy ConnectM in favor of Vikas Desai.

10.56	Credit Agreement, dated February 18, 2022, by and among Legacy ConnectM, SriSid LLC, and Arumilli LLC.	S-4/A	333-276182	10.44	2/12/2024

10.57	Security and Intercreditor Agreement, dated February 22, 2022, by and among Legacy ConnectM, SriSid LLC, and Arumilli LLC.	S-4/A	333-276182	10.45	2/12/2024

10.58	Promissory Note, dated December 29, 2022, issued by ConnectM Florida RE LLC in favor of RJZ Holdings LLC.

10.59	Secured Promissory Note, dated December 28, 2022, issued by Aurai LLC in favor of Robert J. Zrallack.

10.60	Promissory Note, dated November 28, 2022, issued by Legacy ConnectM, in favor of SriSid LLC.

10.61	Promissory Note, dated January 18, 2024, issued by Legacy ConnectM in favor of Arumilli LLC.

10.62	Promissory Note, dated February 2, 2024, issued by Legacy ConnectM in favor of IT Corpz, Inc.

10.63	Promissory Note, dated March 13, 2024, issued by Legacy ConnectM in favor of Arumilli LLC.

21.1	Subsidiaries of ConnectM Technology Solutions, Inc.

99.1	Unaudited condensed financial statements of Legacy ConnectM as of March 31, 2024 and for the three months ended March 31, 2024 and 2023.

99.2	Unaudited pro forma condensed combined financial information of ConnectM Technology Solutions, Inc. as of and for the three months ended March 31, 2024 and for the year ended December 31, 2023.

99.3	Management’s discussion and analysis of the financial condition and results of operations of Legacy ConnectM prior to the business combination.

99.4	Press release dated July 12, 2024 announcing the closing of the business combination.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Indicates management contract or compensatory plan or arrangement.

# Portions of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10)(iv). The Registrant agrees to furnish an unredacted copy of this Exhibit to the SEC upon its request.

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